Exhibit 99.1

Socket Mobile Reports Fourth Quarter 2023 and Full Year Results

FREMONT, Calif., – March 5, 2024 – Socket Mobile, Inc. (NASDAQ: SCKT), a leading provider of data capture and delivery solutions for enhanced workplace productivity, today reported financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”) for the three and twelve months ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights:

•	Revenue of $4.4 million, a 15% decrease compared to $5.2 million in the comparable prior year quarter and a 37% increase sequentially compared to $3.7 million in Q3 2023.

•	Gross margin of 52.8% compared with 49.3% in the prior year quarter and 44.2% in the preceding quarter.

•	Operating loss was $475,000 compared to an operating loss of $152,000 a year ago and an operating loss of $1,399,000 in the preceding quarter.

•	Diluted earnings per share of $0.08 compared to diluted earnings per share of $0.06 a year ago and a net loss per share of ($0.16) in the prior quarter.

Full Year 2023 Financial Highlights:

•	Revenue for the full year of 2023 was $17.0 million versus $21.2 million in 2022, a decrease of 20% year-over-year.

•	Gross margin for 2023 was 49.7% compared to 48.8% in 2022.

•	Operating loss was $3.1 million in 2023 compared to operating loss of $446,000 in 2022.

•	Diluted loss per share of $0.27, compared to diluted earnings per share of $0.01 in the prior year.

"Our financial performance in 2023 was below our expectations. However, we believe that the $17M in reported revenue does not accurately reflect the underlying demand for our products and services. In 2023, our sales through distribution partners to resellers and end customers totaled $19.1 million, making a 2.8% decrease from the $19.7M in sales through distributor partners to resellers and end customers in 2022. While the demand softened in 2023, the timing of shipments to distributors in late 2022 had a positive impact on 2022 and a negative impact on 2023, contributing to the more dramatic decline. Additionally, reductions in distributor inventory and adjustments to distribution reserves also impacted the reported revenue for 2023," said Kevin Mills, President, and Chief Executive Officer.

"In Q4 2023, we saw a 37% increase in reported revenue compared to Q3. Additionally, our gross margin improved by 8.5% compared to Q3. Moving forward, we aim to align our reported sales more closely with the underlying demand for our products and services," continued Mills.

“In 2023, we achieved significant milestones aimed at driving sustained growth in the data capture market. Our latest offerings include SocketCam, XtremeScan, DuraScan Wear, and NFC products.”

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“The SocketCam C860, our cutting-edge camera scanning solution, offers an upgrade path for users on both iOS and Android platforms with advanced capabilities such as swift and accurate reading of damaged barcodes, even in low-light conditions, using the phone’s camera.”

“Our XtremeScan marks our initial entry into an expansive industrial barcode market. It enables the use of iPhones and iOS applications in rugged work environments, combining robustness with top-tier protection. Additionally, our DuraScan Wear products feature a glove-like, wearable design, enhancing speed and flexibility for scanning tasks in warehouse, manufacturing, and distribution settings," continued Mills.

"Our SocketScan S550 NFC Mobile Wallet Reader is Apple-certified to comply with Apple's VAS Protocol, enabling seamless integration with Apple Wallet. Additionally, it meets Sony's FeliCa standards and CIPURSE international security standards. Similarly, our SocketScan S370 Universal NFC & QR Code Mobile Wallet Reader received certification from NFC Forum. These certifications empower our NFC products to cater to a wide range of needs, including VAS Passes, Mobile Driver's Licenses (mDL) and non-traditional payments such as cryptocurrency," continued Mills.

"We remain committed to returning profitable operating results as we continue to innovate and strive to deliver world-class data capture solutions to our application partners," concluded Mills.

Conference Call

The management of Socket Mobile will hold a conference call today at 2 P.M. Pacific (5 P.M. Eastern) to discuss the quarterly and year-end results and outlook for the future. The dial-in number to access the live conference call is (800) 237-1091 toll-free from within the U.S. or (848) 488-9280 (toll).

About Socket Mobile, Inc.

Socket Mobile is a leading provider of data capture and delivery solutions for enhanced productivity in workforce mobilization. Socket Mobile’s revenue is primarily driven by the deployment of third-party barcode enabled mobile applications that integrate Socket Mobile’s cordless barcode scanners and contactless reader/writers. Mobile Applications servicing the specialty retailer, field service, digital ID, transportation, and manufacturing markets are the primary revenue drivers. Socket Mobile has a network of thousands of developers who use its software developer tools to add sophisticated data capture to their mobile applications. Socket Mobile is headquartered in Fremont, Calif. and can be reached at +1-510-933-3000 or www.socketmobile.com. Follow Socket Mobile on LinkedIn, Twitter, and keep up with our latest News and Updates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding new mobile computer and data collection products, including details on the timing, distribution, and market acceptance of the products, and statements predicting trends, sales, market conditions, and opportunities in the markets in which we sell our products. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk that our new products may be delayed or not rollout as predicted, if ever, due to technological, market, or financial factors, including the availability of necessary working capital, the risk that market acceptance and sales opportunities may not happen as anticipated, the risk that our application partners and current distribution channels may choose not to distribute the new products or may not be successful in doing so, the risk that acceptance of our new products in vertical application markets may not happen as anticipated, and other risks described in our most recent Form 10-K and 10-Q reports filed with the Securities and Exchange Commission.

Socket Mobile Investor Contact:
Lynn Zhao
Chief Financial Officer
510-933-3016
lynn@socketmobile.com

Socket is a registered trademark of Socket Mobile. All other trademarks and trade names contained herein may be those of their respective owners.

© 2024, Socket Mobile, Inc. All rights reserved.

– Financial tables to follow –

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Socket Mobile, Inc.

Condensed Summary Statements of Operations (Unaudited)

(Amounts in thousands except per share amounts)

	Year ended Dec 31,		Three months ended Dec 31,
	(Unaudited) 2023	2022	(Unaudited) 2023	2022
Revenue	$17,034	$21,238	$4,398	$5,171
Cost of revenue	8,571	10,872	2,078	2,623
Gross profit	8,463	10,366	2,320	2,548
Gross profit percent	49.7%	48.8%	52.8%	49.3%
Research & development	4,832	4,362	1,188	1,091
Sales & marketing	4,016	3,638	1,003	909
General & administrative	2,736	2,812	605	700
Total operating expenses	11,584	10,812	2,796	2,700
Operating income (loss)	(3,121)	(446)	(476)	(152)
Interest expense	(242)	(175)	(72)	(41)
Income (loss) before income taxes	(3,363)	(621)	(548)	(193)
Deferred income tax benefit (expense)	1,444	708	1,460	708
Net income (loss)	$(1,919)	$87	$912	$515
Net income (loss)per share:
Basic	$(0.27)	$0.01	$0.11	$0.06
Fully diluted	$(0.27)	$0.01	$0.08	$0.06
Weighted average shares outstanding: Basic Fully diluted	7,230 7,230	7,185 7,533	7,327 9,486	7,135 8,246

 *Derived from audited financial statements.

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Socket Mobile, Inc.

Condensed Summary Balance Sheets

(Amounts in Thousands)

	(Unaudited) December 31, 2023	December 31, 2022*
Cash	$2,827	$3,624
Accounts receivable	1,700	2,660
Inventories	5,409	5,602
Deferred costs on shipments to distributors	323	266
Other current assets	441	617
Property and equipment, net	3,033	1,657
Deferred tax assets	10,112	8,668
Intangible assets, net	1,559	1,694
Operating leases right-of-use assets	3,088	3,560
Other long-term assets	250	250
Total assets	$28,742	$28,598
Accounts payable and accrued liabilities	$2,185	$2,407
Bank non-formula loan	—	125
Subordinated convertible notes payable, net of discount	150	147
Subordinated convertible notes payable, net of discount-related party	2,836	1,231
Deferred revenue on shipments to distributors	826	595
Deferred service revenue	33	34
Operating lease liabilities	3,292	3,737
Total liabilities	9,322	8,276
Common stock	68,391	67,165
Accumulated deficit	(47,933)	(46,013)
Treasury stock	(1,038)	(830)
Total equity	19,420	20,322
Total liabilities and equity	$28,742	$28,598

*Derived from audited financial statements.

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